Investor Relations - Chris Koegel, (617) 897-4574
For Immediate Release	Media Relations - Jeff Mochal, (704) 733-3589
investor.lpl.com/contactus.cfm
LPL Financial Announces Second Quarter 2019 Results

Second Quarter 2019 Key Performance Indicators

•	Earnings per share ("EPS") increased 32% year-over-year to $1.71.

◦	Net Income increased 23% year-over-year to $146 million.

•	EPS Prior to Amortization of Intangible Assets** increased 30% year-over-year to $1.85.

•	Total Brokerage and Advisory Assets increased 7% year-over-year to $706 billion.

•	Total Net New Assets were an inflow of $4.0 billion, translating to a 2.3% annualized growth rate.

◦	Prior to the impact of a hybrid firm that formed its own broker-dealer, total net new assets were an inflow of $5.2 billion, translating to an annualized growth rate of 3.0%

◦	Total Net New Assets increased throughout the quarter from $0.7 billion in April to $1.4 billion in May to $1.9 billion in June.

◦	Net new advisory assets were an inflow of $6.6 billion, translating to a 8.4% annualized growth rate.

◦	Net new brokerage assets were an outflow of $2.6 billion, translating to a (2.7)% annualized rate.

◦	Recruited Assets(1) were $8.5 billion, contributing to a trailing twelve-month total of $33.3 billion.

◦	Advisor count was 16,161, and production retention rate was 96%.

▪	Prior to the impact of a hybrid firm that formed its own broker-dealer, advisor count increased by 161 sequentially and 372 year-over-year.

•	Total client cash balances were $30.1 billion, down $0.7 billion sequentially.

◦	Total client cash balances increased throughout the quarter, from $29.6 billion in April to $29.8 billion in May to $30.1 billion in June.

•	Gross Profit** increased 11% year-over-year to $536 million.

•	EBITDA** increased 15% year-over-year to $268 million.

◦	EBITDA** as a percentage of Gross Profit** was 50%, up from 48% a year ago.

◦	Core G&A** increased 10% year-over-year to $211 million, down 1% sequentially.

•	Shareholder capital returns were $146 million, translating to $1.71 per share.

◦	Share repurchases were $125 million for 1.6 million shares at an average purchase price of $78.54.

◦	Weighted average fully diluted share count was 85.4 million, down 7% year-over-year.

◦	Dividends were $21 million.

•	Cash available for corporate use was $296 million.

•	Credit Agreement Net Leverage Ratio(2) was 1.99x, down 0.06x from the prior quarter.

Key Updates

•	Anticipate Allen & Co.* acquisition will close by the end of Q3 2019.

•	Updated 2019 Core G&A** outlook range to $860 to $875 million by both tightening the range and adding $5 million related to the acquisition of Allen & Co.

•	Completed $125 million of share repurchases in the second quarter.

SAN DIEGO - July 25, 2019 — LPL Financial Holdings Inc. (Nasdaq: LPLA) (the “Company”) today announced results for its second quarter ended June 30, 2019, reporting net income of $146 million, or $1.71 per share. This compares with $119 million, or $1.30 per share, in the second quarter of 2018 and $155 million, or $1.79 per share, in the prior quarter.

“We believe a well-positioned strategy combined with extraordinary execution and a mission-driven culture will drive long-term growth and value,” said Dan Arnold, President and CEO. “In the second quarter, this approach helped us deliver business and financial growth, including surpassing $700 billion in total brokerage and advisory assets served for the first time. Going forward, we will continue to focus on our strategy as we work to innovate on new advisor affiliation models and capabilities, deliver an industry-leading service experience, and create a new layer of value in the independent marketplace.”

“We delivered solid business and financial results in the second quarter,” said Matt Audette, CFO. “Organic growth increased throughout the quarter, earnings per share grew year-over-year, and we continued our pace of capital return to shareholders. We also ramped our investment in technology to support our advisors and drive future growth. Looking forward, we believe our business and financial strength positions us well to drive long-term shareholder value.”

Dividend Declaration
The Company's Board of Directors declared a $0.25 per share dividend to be paid on August 23, 2019 to all stockholders of record as of August 13, 2019.
Conference Call and Additional Information
The Company will hold a conference call to discuss its results at 5:00 p.m. EDT on Thursday, July 25. To listen, call 877-677-9122 (domestic) or 708-290-1401 (international); passcode 6269674, or visit investor.lpl.com (webcast). Replays will be available by phone and on investor.lpl.com beginning two hours after the call and until August 1 and August 15, respectively. For telephonic replay, call 855-859-2056 (domestic) or 404-537-3406 (international); passcode 6269674.
About LPL Financial
LPL Financial is a leader in the retail financial advice market and the nation’s largest independent broker-dealer+. We serve independent financial advisors and financial institutions, providing them with the technology, research, clearing and compliance services, and practice management programs they need to create and grow their practices. LPL enables them to provide objective guidance to millions of American families seeking wealth management, retirement planning, financial planning and asset management solutions. LPL.com

+Based on total revenues, Financial Planning magazine June 1996-2018.
Securities and Advisory Services offered through LPL Financial. A Registered Investment Advisor, Member FINRA/SIPC.
*Allen & Company of Florida, Inc. (“Allen & Co.”)

**Non-GAAP Financial Measures
Management believes that presenting certain non-GAAP financial measures by excluding or including certain items can be helpful to investors and analysts who may wish to use this information to analyze the Company’s current performance, prospects, and valuation. Management uses this non-GAAP information internally to evaluate operating performance and in formulating the budget for future periods. Management believes that the non-GAAP financial measures and metrics discussed below are appropriate for evaluating the performance of the Company.
EPS Prior to Amortization of Intangible Assets is defined as GAAP EPS plus the per share impact of Amortization of Intangible Assets. The per share impact is calculated as Amortization of Intangible Assets expense, net of applicable tax benefit, divided by the number of shares outstanding for the applicable period. The Company presents EPS Prior to Amortization of Intangible Assets because management believes that the metric can provide investors with useful insight into the Company’s core operating performance by excluding non-cash items that management does not believe impact the Company’s ongoing operations. EPS Prior to Amortization of Intangible Assets is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to GAAP EPS or any other performance measure derived in accordance with GAAP. For a reconciliation of EPS Prior to Amortization of Intangible Assets to GAAP EPS, please see footnote 33 on page 19 of this release.
Gross Profit is calculated as net revenues, which were $1,390 million for the three months ended June 30, 2019, less commission and advisory expenses and brokerage, clearing, and exchange fees, which were $838 million and $16 million, respectively, for the three months ended June 30, 2019. All other expense categories, including depreciation and amortization of fixed assets and amortization of intangible assets, are considered general and administrative in nature. Because the Company’s gross profit amounts do not include any depreciation and amortization expense, the Company considers its gross profit amounts to be non-GAAP financial measures that may not be comparable to those of others in its industry. Management believes that Gross Profit can provide investors with useful insight into the Company’s core operating performance before indirect costs that are general and administrative in nature.
Core G&A consists of total operating expenses, which were $1,161 million for the three months ended June 30, 2019, excluding the following expenses: commission and advisory, regulatory charges, promotional, employee share-based compensation, depreciation and amortization, amortization of intangible assets, and brokerage, clearing, and exchange. Management presents Core G&A because it believes Core G&A reflects the corporate operating expense categories over which management can generally exercise a measure of control, compared with expense items over which management either cannot exercise control, such as commission and advisory expenses, or which management views as promotional expense necessary to support advisor growth and retention including conferences and transition assistance. Core G&A is not a measure of the Company’s total operating expenses as calculated in accordance with GAAP. For a reconciliation of Core G&A against the Company’s total operating expenses, please see footnote 7 on page 18 of this release. The Company does not provide an outlook for its total operating expenses because it contains expense components, such as commission and advisory expenses, that are market-driven and over which the Company cannot exercise control. Accordingly a reconciliation of the Company’s outlook for Core G&A to an outlook for total operating expenses cannot be made available without unreasonable effort.
EBITDA is defined as net income plus interest and other expense, income tax expense, depreciation and amortization and amortization of intangibles assets. The Company presents EBITDA because management believes that it can be a useful financial metric in understanding the Company’s earnings from operations. EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s EBITDA can differ significantly from EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, and capital investments.
Credit Agreement EBITDA is defined in, and calculated by management in accordance with, the Company's credit agreement (“Credit Agreement”) as “Consolidated EBITDA,” which is Consolidated Net Income (as defined in the Credit Agreement) plus interest expense, tax expense, depreciation and amortization and further adjusted to exclude certain non-cash charges and other adjustments, including unusual or non-recurring charges and gains, and to include future expected cost savings, operating expense reductions or other synergies from certain transactions. The Company presents Credit Agreement EBITDA because management believes that it can be a useful financial metric in understanding the Company’s debt capacity and covenant compliance under its Credit Agreement. Credit Agreement EBITDA is not a measure of the Company's financial performance under GAAP and should not be considered as an alternative to net income or any other performance measure derived in accordance with GAAP, or as an alternative to cash flows from operating activities as a measure of profitability or liquidity. In addition, the Company’s Credit Agreement-defined EBITDA can differ significantly from adjusted EBITDA calculated by other companies, depending on long-term strategic decisions regarding capital structure, the tax jurisdictions in which companies operate, capital investments, and types of adjustments made by such companies.
Forward-Looking Statements
Statements in this press release regarding the Company's future financial and operating results, growth, priorities and business strategies, including forecasts and statements relating to future expenses (including 2019 Core G&A** outlook), the acquisition of Allen & Co., future advisor affiliation models and capabilities, future advisor service experience, future capital returns and long-term shareholder value, as well as any other statements that are not related to present facts or current conditions or that are not purely historical, constitute forward-looking statements. These forward-looking statements are based on the Company's historical performance and its plans, estimates, and expectations as of July 25, 2019. Forward-looking statements are not guarantees that the future results, plans, intentions, or expectations expressed or implied will be achieved. Matters subject to forward-looking statements involve known and unknown risks and uncertainties, including economic, legislative, regulatory, competitive, and other factors, which may cause actual financial or operating results, levels of activity, or the timing of events, to be materially different than those expressed or implied by forward-looking statements. Important factors that could cause or contribute to such differences include: changes in general economic and financial market conditions, including retail investor sentiment; changes in interest rates and fees payable by banks participating in the Company's client cash programs, the Company's strategy and success in managing client cash program fees; changes in the growth and profitability of the Company's fee-based business; fluctuations in the levels of advisory and brokerage assets, including net new assets, and the related impact on revenue; effects of competition in the financial services industry and the success of the Company in attracting and retaining financial advisors and institutions; whether the retail investors served by newly-recruited advisors choose to move their respective assets to new accounts at the Company; the effect of current, pending and future legislation, regulation and regulatory actions, including disciplinary actions imposed by federal and state regulators and self-regulatory organizations and the implementation of Regulation BI (Best Interest); the costs of settling and remediating issues related to regulatory matters or legal proceedings, including actual costs of reimbursing customers for losses in excess of our reserves; changes made to the Company’s services and pricing, and the effect that such changes may have on the Company’s gross profit streams and costs; execution of the Company's plans and its success in realizing the synergies, expense savings, service improvements, and/or efficiencies expected to result from its initiatives and programs, and the other factors set forth in Part I, “Item 1A. Risk Factors” in the Company's 2018 Annual Report on Form 10-K, as may be amended or updated in the Company's Quarterly Reports on Form 10-Q or other filings with the SEC. Except as required by law, the Company specifically disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this earnings release, even if its estimates change, and you should not rely on statements contained herein as representing the Company's views as of any date subsequent to the date of this press release.

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income
(In thousands, except per share data)
(Unaudited)

	Three Months Ended June 30,			Six Months Ended June 30,
	2019	2018	% Change	2019	2018	% Change
REVENUES
Commission	$479,135	$488,085	(2%)	$940,494	$962,896	(2%)
Advisory	481,309	438,917	10%	935,247	861,304	9%
Asset-based	288,551	238,603	21%	584,914	457,939	28%
Transaction and fee	118,335	116,455	2%	240,815	233,104	3%
Interest income, net of interest expense	11,690	10,133	15%	24,011	17,914	34%
Other	10,737	6,611	n/m	35,955	7,204	n/m
Total net revenues	1,389,757	1,298,804	7%	2,761,436	2,540,361	9%
EXPENSES
Commission and advisory	838,022	800,619	5%	1,637,720	1,562,316	5%
Compensation and benefits	131,788	122,360	8%	268,700	245,877	9%
Promotional	41,423	43,407	(5%)	92,772	110,834	(16%)
Depreciation and amortization	22,584	22,220	2%	46,054	42,921	7%
Amortization of intangible assets	16,249	15,682	4%	32,417	28,904	12%
Occupancy and equipment	33,320	26,904	24%	66,426	54,540	22%
Professional services	18,837	15,922	18%	38,449	38,094	1%
Brokerage, clearing and exchange	15,994	15,433	4%	32,138	31,310	3%
Communications and data processing	12,532	11,038	14%	24,859	22,212	12%
Other	29,975	30,370	(1%)	56,378	58,956	(4%)
Total operating expenses	1,160,724	1,103,955	5%	2,295,913	2,195,964	5%
Non-operating interest expense and other	33,957	31,940	6%	66,673	61,562	8%
INCOME BEFORE PROVISION FOR INCOME TAXES	195,076	162,909	20%	398,850	282,835	41%
PROVISION FOR INCOME TAXES	48,984	44,143	11%	97,360	70,539	38%
NET INCOME	$146,092	$118,766	23%	$301,490	$212,296	42%
EARNINGS PER SHARE
Earnings per share, basic	$1.75	$1.33	32%	$3.59	$2.37	51%
Earnings per share, diluted	$1.71	$1.30	32%	$3.50	$2.30	52%
Weighted-average shares outstanding, basic	83,247	89,128	(7%)	83,869	89,560	(6%)
Weighted-average shares outstanding, diluted	85,350	91,684	(7%)	86,052	92,236	(7%)

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Income Trend
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q2 2019	Q1 2019	Q4 2018
REVENUES
Commission	$479,135	$461,359	$469,923
Advisory	481,309	453,938	474,102
Asset-based	288,551	296,363	265,681
Transaction and fee	118,335	122,480	119,254
Interest income, net of interest expense	11,690	12,321	11,784
Other	10,737	25,218	(23,702)
Total net revenues	1,389,757	1,371,679	1,317,042
EXPENSES
Commission and advisory	838,022	799,698	793,310
Compensation and benefits	131,788	136,912	132,766
Promotional	41,423	51,349	45,141
Depreciation and amortization	22,584	23,470	21,897
Amortization of intangible assets	16,249	16,168	15,672
Occupancy and equipment	33,320	33,106	30,750
Professional services	18,837	19,612	24,428
Brokerage, clearing and exchange expense	15,994	16,144	16,000
Communications and data processing	12,532	12,327	11,776
Other	29,975	26,403	31,103
Total operating expenses	1,160,724	1,135,189	1,122,843
Non-operating interest expense and other	33,957	32,716	31,756
INCOME BEFORE PROVISION FOR INCOME TAXES	195,076	203,774	162,443
PROVISION FOR INCOME TAXES	48,984	48,376	42,145
NET INCOME	$146,092	$155,398	$120,298
EARNINGS PER SHARE
Earnings per share, basic	$1.75	$1.84	$1.40
Earnings per share, diluted	$1.71	$1.79	$1.36
Weighted-average shares outstanding, basic	83,247	84,487	85,976
Weighted-average shares outstanding, diluted	85,350	86,742	88,163

LPL Financial Holdings Inc.
Condensed Consolidated Statements of Financial Condition
(Dollars in thousands, except par value)
(Unaudited)

	June 30, 2019	March 31, 2019	December 31, 2018
ASSETS
Cash and cash equivalents	$403,813	$676,903	$511,096
Cash segregated under federal and other regulations	708,613	708,241	985,195
Restricted cash	48,906	42,827	65,828
Receivables from:
Clients, net of allowance	462,327	393,099	412,944
Product sponsors, broker-dealers, and clearing organizations	176,323	156,915	166,793
Advisor loans, net of allowance	355,077	320,379	298,821
Others, net of allowance	263,246	269,153	248,711
Securities owned:
Trading — at fair value	29,422	27,361	29,267
Held-to-maturity — at amortized cost	11,771	13,005	13,001
Securities borrowed	7,246	2,670	4,829
Fixed assets, net of accumulated depreciation and amortization	485,571	472,528	461,418
Operating lease assets	105,390	106,821	—
Goodwill	1,490,247	1,490,247	1,490,247
Intangible assets, net of accumulated amortization	451,945	468,058	484,171
Other assets	364,059	343,983	305,147
Total assets	$5,363,956	$5,492,190	$5,477,468
LIABILITIES AND STOCKHOLDERS’ EQUITY
LIABILITIES:
Drafts payable	$184,361	$186,116	$225,034
Payables to clients	760,120	778,902	950,946
Payables to broker-dealers and clearing organizations	57,665	134,375	76,180
Accrued commission and advisory expenses payable	152,697	154,840	164,211
Accounts payable and accrued liabilities	439,679	411,316	478,644
Income taxes payable	13,220	74,740	32,990
Unearned revenue	94,579	99,035	80,524
Securities sold, but not yet purchased — at fair value	82	66	169
Long-term borrowing, net of unamortized debt issuance cost	2,363,441	2,368,501	2,371,808
Operating lease liabilities	145,602	147,326	—
Finance lease liabilities	107,084	106,987	—
Leasehold financing and capital lease obligations	—	—	104,564
Deferred income taxes, net	20,309	20,291	18,325
Total liabilities	4,338,839	4,482,495	4,503,395
STOCKHOLDERS’ EQUITY:
Common stock, $.001 par value; 600,000,000 shares authorized; 125,971,003 shares issued at June 30, 2019	126	126	125
Additional paid-in capital	1,673,155	1,658,631	1,634,337
Treasury stock, at cost — 43,192,521 shares at June 30, 2019	(1,984,223)	(1,859,484)	(1,730,535)
Retained earnings	1,336,059	1,210,422	1,070,146
Total stockholders’ equity	1,025,117	1,009,695	974,073
Total liabilities and stockholders’ equity	$5,363,956	$5,492,190	$5,477,468

LPL Financial Holdings Inc.
Management's Statements of Operations(3)
(In thousands, except per share data)
(Unaudited)
Certain information presented on pages 8-16 of this release is presented as reviewed by the Company’s management and includes information derived from the Company’s Unaudited Condensed Consolidated Statements of Income, non-GAAP financial measures, and operational and performance metrics. For information on non-GAAP financial measures, please see the section titled "Non-GAAP Financial Measures" that begins on page 3 of this release.

	Quarterly Results
	Q2 2019	Q1 2019	% Change	Q2 2018	% Change
Gross Profit(3)
Sales-based commissions	$203,531	$190,999	7%	$196,530	4%
Trailing commissions	275,604	270,360	2%	291,555	(5%)
Advisory	481,309	453,938	6%	438,917	10%
Commission and advisory fees	960,444	915,297	5%	927,002	4%
Production based payout(4)	(831,178)	(777,889)	7%	(797,785)	4%
Commission and advisory fees, net of payout	129,266	137,408	(6%)	129,217	—%
Client cash	161,815	173,139	(7%)	121,386	33%
Other asset-based(5)	126,736	123,224	3%	117,217	8%
Transaction and fee	118,335	122,480	(3%)	116,455	2%
Interest income and other, net(6)	15,583	15,730	n/m	13,910	n/m
Total net commission and advisory fees and attachment revenue	551,735	571,981	(4%)	498,185	11%
Brokerage, clearing, and exchange expense	(15,994)	(16,144)	(1%)	(15,433)	4%
Gross Profit(3)	535,741	555,837	(4%)	482,752	11%

G&A Expense
Core G&A(7)	210,514	212,520	(1%)	192,148	10%
Regulatory charges	8,632	7,873	n/m	8,321	n/m
Promotional	41,423	51,349	(19%)	43,407	(5%)
Employee share-based compensation	7,306	7,967	(8%)	6,125	19%
Total G&A	267,875	279,709	(4%)	250,001	7%
EBITDA(3)	267,866	276,128	(3%)	232,751	15%
Depreciation and amortization	22,584	23,470	(4%)	22,220	2%
Amortization of intangible assets	16,249	16,168	1%	15,682	4%
Non-operating interest expense and other	33,957	32,716	4%	31,940	6%
INCOME BEFORE PROVISION FOR INCOME TAXES	195,076	203,774	(4%)	162,909	20%
PROVISION FOR INCOME TAXES	48,984	48,376	1%	44,143	11%
NET INCOME	$146,092	$155,398	(6%)	$118,766	23%
Earnings per share, diluted	$1.71	$1.79	(4%)	$1.30	32%
Weighted-average shares outstanding, diluted	85,350	86,742	(2%)	91,684	(7%)
EPS Prior to Amortization of Intangible Assets(3)(33)	$1.85	$1.93	(4%)	$1.42	30%

LPL Financial Holdings Inc.
Management's Statements of Operations Trend (3)
(In thousands, except per share data)
(Unaudited)

	Quarterly Results
	Q2 2019	Q1 2019	Q4 2018
Gross Profit(3)
Sales-based commissions	$203,531	$190,999	$199,468
Trailing commissions	275,604	270,360	270,455
Advisory	481,309	453,938	474,102
Commission and advisory fees	960,444	915,297	944,025
Production based payout(4)	(831,178)	(777,889)	(818,382)
Commission and advisory fees, net of payout	129,266	137,408	125,643
Client cash	161,815	173,139	147,774
Other asset-based(5)	126,736	123,224	117,907
Transaction and fee	118,335	122,480	119,254
Interest income and other, net (6)	15,583	15,730	13,154
Total net commission and advisory fees and attachment revenue	551,735	571,981	523,732
Brokerage, clearing, and exchange expense	(15,994)	(16,144)	(16,000)
Gross Profit(3)	535,741	555,837	507,732

G&A Expense
Core G&A(7)	210,514	212,520	216,185
Regulatory charges	8,632	7,873	9,593
Promotional	41,423	51,349	45,141
Employee share-based compensation	7,306	7,967	5,045
Total G&A	267,875	279,709	275,964
EBITDA(3)	267,866	276,128	231,768
Depreciation and amortization	22,584	23,470	21,897
Amortization of intangible assets	16,249	16,168	15,672
Non-operating interest expense and other	33,957	32,716	31,756
INCOME BEFORE PROVISION FOR INCOME TAXES	195,076	203,774	162,443
PROVISION FOR INCOME TAXES	48,984	48,376	42,145
NET INCOME	$146,092	$155,398	$120,298
Earnings per share, diluted	$1.71	$1.79	$1.36
Weighted-average shares outstanding, diluted	85,350	86,742	88,163
EPS Prior to Amortization of Intangible Assets(3)(33)	$1.85	$1.93	$1.49

LPL Financial Holdings Inc.
Operating Measures(3)
(Dollars in billions, except where noted) (Unaudited)

	Q2 2019	Q1 2019	Change	Q2 2018	Change
Market Drivers
S&P 500 Index (end of period)	2,942	2,834	4%	2,718	8%
Fed Funds Daily Effective Rate (FFER) (average bps)	240	240	—	174	66bps

Assets
Advisory Assets(8)	$327.3	$311.9	5%	$291.5	12%
Brokerage Assets(9)	378.7	372.1	2%	367.5	3%
Total Brokerage and Advisory Assets	$706.0	$684.0	3%	$659.1	7%
Advisory % of Total Brokerage and Advisory Assets	46.4%	45.6%	80bps	44.2%	220bps

Assets by Platform
Corporate Platform Advisory Assets(10)	$201.9	$191.8	5%	$173.9	16%
Hybrid Platform Advisory Assets(11)	125.4	120.1	4%	117.7	7%
Brokerage Assets	378.7	372.1	2%	367.5	3%
Total Brokerage and Advisory Assets	$706.0	$684.0	3%	$659.1	7%

Centrally Managed Assets
Centrally Managed Assets(12)	$45.7	$42.9	7%	$37.9	21%
Centrally Managed % of Total Advisory Assets	14.0%	13.8%	20bps	13.0%	100bps

LPL Financial Holdings Inc.
Operating Measures(3)
(Dollars in billions, except where noted) (Unaudited)

	Q2 2019	Q1 2019	Change	Q2 2018	Change
Net New Assets (NNA)
Net New Advisory Assets(13)	$6.6	$4.6	n/m	$4.3	n/m
Net New Brokerage Assets(14)	(2.6)	(0.7)	n/m	(1.9)	n/m
Total Net New Assets	$4.0	$4.0	n/m	$2.5	n/m

Net Brokerage to Advisory Conversions(15)	$1.8	$1.4	n/m	$1.8	n/m
Advisory NNA Annualized Growth(16)	8.4%	6.5%	n/m	6.1%	n/m
Total NNA Annualized Growth(16)	2.3%	2.5%	n/m	1.5%	n/m

Net New Advisory Assets
Corporate Platform Net New Advisory Assets(17)	$5.1	$4.2	n/m	$3.8	n/m
Hybrid Platform Net New Advisory Assets(18)	1.4	0.4	n/m	0.6	n/m
Total Net New Advisory Assets	$6.6	$4.6	n/m	$4.3	n/m
Centrally Managed Net New Advisory Assets(19)	$1.2	$1.0	n/m	$1.7	n/m

Client Cash Balances
Insured Cash Account Balances	$21.3	$21.7	(2%)	$21.7	(2%)
Deposit Cash Account Balances	4.3	4.3	—%	4.0	8%
Total Insured Sweep Balances	25.5	25.9	(2%)	25.7	(1%)
Money Market Account Cash Balances	3.5	4.8	(27%)	2.9	21%
Purchased Money Market Funds	1.0	—	—%	—	—%
Total Client Cash Balances	$30.1	$30.7	(2%)	$28.6	5%
Client Cash Balances % of Total Assets	4.3%	4.5%	(20bps)	4.3%	—

Client Cash Balance Average Fees
Insured Cash Account Average Fee - bps(20)	249	250	(1)	179	70
Deposit Cash Account Average Fee - bps(20)	226	220	6	175	51
Money Market Account Average Fee - bps(20)	74	77	(3)	72	2
Purchased Money Market Fund Average Fee - bps(20)	29	—	n/m	—	n/m
Total Client Cash Balance Average Fee - bps(20)	217	220	(3)	168	49

Net Buy (Sell) Activity(21)	$9.7	$12.9	n/m	$8.5	n/m

LPL Financial Holdings Inc.
Monthly Metrics(3)
(Dollars in billions, except where noted)
(Unaudited)

	June 2019	May 2019	May to Jun Change	April 2019	March 2019
Assets Served
Advisory Assets(8)	$327.3	$311.3	5.1%	$320.5	$311.9
Brokerage Assets(9)	378.7	366.0	3.5%	378.8	372.1
Total Brokerage and Advisory Assets	$706.0	$677.3	4.2%	$699.3	$684.0

Net New Assets (NNA)
Net New Advisory Assets(13)	$2.4	$2.5	n/m	$1.6	$2.2
Net New Brokerage Assets(14)	(0.5)	(1.1)	n/m	(1.0)	0.1
Total Net New Assets	$1.9	$1.4	n/m	$0.7	$2.3
Net Brokerage to Advisory Conversions(15)	$0.4	$0.8	n/m	$0.6	$0.5

Client Cash Balances
Insured Cash Account Balances	$21.3	$20.9	1.9%	$20.7	$21.7
Deposit Cash Account Balances	4.3	4.2	2.4%	4.1	4.3
Total Insured Sweep Balances	25.5	25.1	1.6%	24.8	25.9
Money Market Account Cash Balances	3.5	4.0	(12.5%)	4.4	4.8
Purchased Money Market Funds	1.0	0.8	25.0%	0.4	—
Total Client Cash Balances	$30.1	$29.8	1.0%	$29.6	$30.7

Net Buy (Sell) Activity(21)	$2.8	$3.4	(17.6%)	$3.5	$3.6

Market Indices
S&P 500 Index (end of period)	2,942	2,752	6.9%	2,946	2,834
Fed Funds Effective Rate (average bps)	238	239	(1bps)	242	240

LPL Financial Holdings Inc.
Financial Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2019	Q1 2019	% Change	Q2 2018	% Change
Commission Revenue by Product
Variable annuities	$196,884	$187,406	5%	$196,496	—%
Mutual funds	149,380	140,662	6%	161,340	(7%)
Alternative investments	5,273	6,786	(22%)	6,704	(21%)
Fixed annuities	50,992	51,573	(1%)	46,116	11%
Equities	19,700	18,364	7%	19,388	2%
Fixed income	30,821	29,742	4%	30,898	—%
Insurance	17,009	18,072	(6%)	17,344	(2%)
Group annuities	8,795	8,474	4%	9,619	(9%)
Other	281	280	—%	180	56%
Total commission revenue	$479,135	$461,359	4%	$488,085	(2%)

Commission Revenue by Sales-based and Trailing Commission
Sales-based commissions
Variable annuities	$58,158	$50,128	16%	$57,095	2%
Mutual funds	38,095	34,631	10%	37,533	1%
Alternative investments	2,077	1,890	10%	1,805	15%
Fixed annuities	43,977	44,230	(1%)	39,333	12%
Equities	19,700	18,364	7%	19,388	2%
Fixed income	24,604	24,195	2%	24,474	1%
Insurance	15,449	16,024	(4%)	15,578	(1%)
Group annuities	1,190	1,257	(5%)	1,144	4%
Other	281	280	—%	180	56%
Total sales-based commissions	$203,531	$190,999	7%	$196,530	4%
Trailing commissions
Variable annuities	$138,726	$137,278	1%	$139,401	—%
Mutual funds	111,285	106,031	5%	123,807	(10%)
Alternative investments	3,196	4,896	(35%)	4,899	(35%)
Fixed annuities	7,015	7,343	(4%)	6,783	3%
Fixed income	6,217	5,547	12%	6,424	(3%)
Insurance	1,560	2,048	(24%)	1,766	(12%)
Group annuities	7,605	7,217	5%	8,475	(10%)
Total trailing commissions	$275,604	$270,360	2%	$291,555	(5%)
Total commission revenue	$479,135	$461,359	4%	$488,085	(2%)

LPL Financial Holdings Inc.
Financial Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2019	Q1 2019	Change	Q2 2018	Change
Payout Rate
Base Payout Rate	83.39%	82.95%	44bps	83.25%	14bps
Production Based Bonuses	3.15%	2.04%	111bps	2.81%	34bps
Total Payout Ratio	86.54%	84.99%	155bps	86.06%	48bps

LPL Financial Holdings Inc.
Capital Management Measures(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2019		Q1 2019
Cash Available for Corporate Use(22)
Cash at Parent	$240,865		$263,122
Excess Cash at Broker-Dealer subsidiary per Credit Agreement	42,496		103,369
Other Available Cash	12,889		9,533
Total Cash Available for Corporate Use	$296,250		$376,024

Credit Agreement Net Leverage
Total Debt (does not include unamortized premium)	$2,373,750		$2,377,500
Cash Available (up to $300 million)	296,250		300,000
Credit Agreement Net Debt	$2,077,500		$2,077,500
Credit Agreement EBITDA Trailing Twelve Months(23)	$1,042,984		$1,012,397
Credit Agreement Net Leverage Ratio	1.99	x	2.05	x

	June 30, 2019
Total Debt	Balance		Current Applicable Margin	Yield At Issuance	Interest Rate	Maturity
Revolving Credit Facility(a)	$—		LIBOR+125bps(b)		—%	9/21/2022
Senior Secured Term Loan B	1,473,750		LIBOR+225 bps(b)		4.65%	9/21/2024
Senior Unsecured Notes(c)	500,000		5.75% Fixed	5.750%	5.75%	9/15/2025
Senior Unsecured Notes(c)	400,000	(d)	5.75% Fixed	5.115%	5.75%	9/15/2025
Total / Weighted Average	$2,373,750				5.07%

(a)	The Revolving Credit Facility has a borrowing capacity of $500 million.

(b)	The LIBOR rate option is one-month LIBOR rate and subject to an interest rate floor of 0 basis points.

(c)
The Senior Unsecured Notes were issued in two separate transactions; $500 million in notes were issued in March 2017 at par; the remaining $400 million were issued in September 2017 and priced at 103% of the aggregate principal amount.

(d)	Does not include unamortized premium of approximately $9.3 million as of June 30, 2019.

LPL Financial Holdings Inc.
Key Business and Financial Metrics(3)
(Dollars in thousands, except where noted)
(Unaudited)

	Q2 2019		Q1 2019		Change		Q2 2018		Change
Advisors
Advisors	16,161		16,189		—%		16,049		1%
Net New Advisors	(28)		80		n/m		(18)		n/m
Annualized commission and advisory fees per Advisor(24)	$238		$227		5%		$231		3%
Average Total Assets per Advisor ($ in millions)(25)	$43.7		$42.2		4%		$41.1		6%
Transition assistance loan amortization($ in millions)(26)	$22.6		$23.2		(3%)		$18.1		25%
Total client accounts (in millions)	5.5		5.5		—%		5.4		2%

Employees - period end	4,364		4,269		2%		4,005		9%

Productivity Metrics
Advisory Revenue as a percentage of Corporate Advisory Assets (trailing four-quarter average)	1.03%		1.04%		(1	bps)	1.04%		(1	bps)
Gross Profit ROA(27)	30.9	bps	33.0	bps	(2.1	bps)	29.4	bps	1.5	bps
OPEX ROA(28)	17.7	bps	19.0	bps	(1.3	bps)	17.5	bps	0.2	bps
EBIT ROA(29)	13.2	bps	14.0	bps	(0.8	bps)	11.9	bps	1.3	bps
Production Retention Rate (YTD annualized)(30)	96.2%		96.2%		—		96.0%		20	bps
Recurring Gross Profit Rate (trailing twelve months) (31)	86.5%		86.3%		20	bps	84.7%		180	bps
EBITDA as a percentage of Gross Profit	50.0%		49.7%		30	bps	48.2%		180	bps

Capital Expenditure ($ in millions)	$33.2		$30.3		10%		$25.8		29%

Share Repurchases	$125.0		$125.0		—%		$116.8		7%
Dividends	20.8		21.1		(1%)		22.3		(7%)
Total Capital Allocated	$145.9		$146.1		—%		$139.1		5%
Weighted-average Share Count, Diluted	85.4		86.7		(1%)		91.7		(7%)
Total Capital Allocated per Share(32)	$1.71		$1.68		2%		$1.52		13%

Endnote Disclosures

(1)
Represents the estimated total brokerage and advisory assets expected to transition to the Company's broker-dealer subsidiary, LPL Financial LLC ("LPL Financial"), associated with advisors who transferred their licenses to LPL Financial during the period. The estimate is based on prior business reported by the advisors, which has not been independently and fully verified by LPL Financial. The actual transition of assets to LPL Financial generally occurs over several quarters including the initial quarter of the transition, and the actual amount transitioned may vary from the estimate.

(2)	Compliance with the Credit Agreement Leverage Ratio is only required under the revolving credit facility.

(3)
Certain information presented on pages 8-16 includes non-GAAP financial measures and operational and performance metrics. For more information on non-GAAP financial measures, please see the section titled “Non-GAAP Financial Measures” on page 3.

(4)
Production based payout is an operating measure calculated as a commission and advisory expense less advisor deferred compensation expense. Below is a reconciliation of production based payout against the Company’s commission and advisory expense for the periods presented (in thousands):

	Q2 2019	Q1 2019	Q4 2018	Q2 2018
Production based payout	$831,178	$777,889	$818,382	$797,785
Advisor deferred compensation expense	6,844	21,809	(25,072)	2,834
Commission and advisory expense	$838,022	$799,698	$793,310	$800,619

(5)
Consists of revenues from the Company's sponsorship programs with financial product manufacturers and omnibus processing and networking services, but does not include fees from client cash programs. Other asset-based revenues are a component of asset-based revenues and are derived from the Company's Unaudited Condensed Consolidated Statements of Income.

(6)
Interest income and other, net is an operating measure calculated as interest income, net of interest expense plus other revenue, less advisor deferred compensation expense. Below is a reconciliation of interest income and other, net against the Company’s interest income, net of interest expense and other revenue for the periods presented (in thousands):

	Q2 2019	Q1 2019	Q4 2018	Q2 2018
Interest income, net of interest expense	$11,690	$12,321	$11,784	$10,133
Plus: Other revenue	10,737	25,218	(23,702)	6,611
Less: Advisor deferred compensation expense	(6,844)	(21,809)	25,072	(2,834)
Interest income and other, net	$15,583	$15,730	$13,154	$13,910

(7)
Core G&A is a non-GAAP financial measure. Please see a description of core G&A under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of core G&A against the Company’s total operating expense for the periods presented:

	Q2 2019	Q1 2019	Q4 2018	Q2 2018
Operating Expense Reconciliation (in thousands)
Core G&A	$210,514	$212,520	$216,185	$192,148
Regulatory charges	8,632	7,873	9,593	8,321
Promotional	41,423	51,349	45,141	43,407
Employee share-based compensation	7,306	7,967	5,045	6,125
Total G&A	267,875	279,709	275,964	250,001
Commissions and advisory	838,022	799,698	793,310	800,619
Depreciation & amortization	22,584	23,470	21,897	22,220
Amortization of intangible assets	16,249	16,168	15,672	15,682
Brokerage, clearing and exchange	15,994	16,144	16,000	15,433
Total operating expense	$1,160,724	$1,135,189	$1,122,843	$1,103,955

(8)	Consists of total advisory assets under custody at LPL Financial.

(9)	Consists of brokerage assets serviced by advisors licensed with LPL Financial.

(10)	Consists of total assets on LPL Financial's corporate advisory platform serviced by investment advisor representatives of LPL Financial.

(11)
Consists of total assets on LPL Financial's independent advisory platform serviced by investment advisor representatives of separate investment advisor firms ("Hybrid RIAs"), rather than of LPL Financial.

(12)	Represents those advisory assets in LPL Financial’s Model Wealth Portfolios, Optimum Market Portfolios, Personal Wealth Portfolios, and Guided Wealth Portfolios platforms.

(13)
Consists of total client deposits into advisory accounts less total client withdrawals from advisory accounts. The Company considers conversions from and to brokerage accounts as deposits and withdrawals respectively.

(14)
Consists of total client deposits into brokerage accounts less total client withdrawals from brokerage accounts. The Company considers conversions from and to advisory accounts as deposits and withdrawals, respectively.

(15)	Consists of existing custodied assets that converted from brokerage to advisory, less existing custodied assets that converted from advisory to brokerage.

(16)	Calculated as annualized current period net new assets divided by preceding period assets in their respective categories of advisory assets or total brokerage and advisory assets.

(17)	Consists of total client deposits into advisory accounts on LPL Financial's corporate advisory platform (FN 10) less total client withdrawals from advisory accounts on its corporate advisory platform.

(18)
Consists of total client deposits into advisory accounts on LPL Financial's independent advisory platform (FN 11) less total client withdrawals from advisory accounts on its independent advisory platform.

(19)
Consists of total client deposits into centrally managed assets accounts (FN 12) less total client withdrawals from centrally managed assets accounts. The Company does not consider conversions from or to advisory accounts on LPL Financial’s advisory platforms as deposits or withdrawals, respectively.

(20)	Calculated by dividing revenue for the period by the average balance during the period.

(21)
Represents the amount of securities purchased less the amount of securities sold in client accounts custodied with LPL Financial. Reported activity does not include any other cash activity, such as deposits, withdrawals, dividends received, or fees paid.

(22)	Consists of cash unrestricted by the Credit Agreement and other regulations available for operating, investing, and financing uses.

(23)
Credit agreement EBITDA is a non-GAAP financial measure. Please see a description of credit agreement EBITDA under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Under the Credit Agreement, management calculates credit agreement EBITDA for a trailing twelve month period at the end of each fiscal quarter, and in doing so may make further adjustments to prior quarters.

(24)	Calculated based on the average advisor count from the current period and prior period.

(25)	Calculated based on the end of period total brokerage and advisory assets divided by end of period advisor count.

(26)	Represents the amortization expense amount of forgivable loans for transition assistance to advisors and financial institutions.

(27)	Represents annualized Gross Profit (FN 3) for the period, divided by average month-end total brokerage and advisory assets for the period.

(28)
Represents annualized operating expenses for the period, excluding production-related expense, divided by average month-end total brokerage and advisory assets for the period. Production-related expense includes commissions and advisory expense and brokerage, clearing and exchange expense. For purposes of this metric, operating expenses includes core G&A (FN 7), regulatory, promotional, employee share based compensation, depreciation & amortization, and amortization of intangible Assets.

(29)	EBIT ROA is calculated as Gross Profit ROA less OPEX ROA.

(30)	Reflects retention of commission and advisory revenues, calculated by deducting the prior year production of the annualized year-to-date attrition rate, over the prior year total production.

(31)
Recurring Gross Profit Rate refers to the percentage of the Company’s gross profit, a non-GAAP financial measure, that was recurring for the trailing twelve month period. Management tracks recurring gross profit, a characterization of gross profit and a statistical measure, which is defined to include the Company’s revenues from asset-based fees, advisory fees, trailing commissions, client cash programs, and certain other fees that are based upon client accounts and advisors, less the expenses associated with such revenues and certain other recurring expenses not specifically associated with a revenue line. Management allocates such other recurring expenses on a pro-rata basis against specific revenue lines at its discretion.

(32)	Capital Allocated per Share equals the amount of capital allocated for share repurchases and cash dividends divided by the diluted weighted-average shares outstanding.

(33)
EPS prior to amortization of intangible assets is a non-GAAP financial measure. Please see a description of EPS prior to amortization of intangible assets under “Non-GAAP Financial Measures” on page 3 of this release for additional information. Below is a reconciliation of EPS prior to amortization of intangible assets to the Company’s GAAP EPS for the periods presented:

EPS Reconciliation (in thousands, except per share data)	Q2 2019
EPS	$1.71
Amortization of Intangible Assets	16,249
Tax Benefit	(4,550)
Amortization of Intangible Assets Net of Tax Benefit	$11,699
Diluted Share Count	85,350
EPS Impact	$0.14
EPS Prior to Amortization of Intangible Assets	$1.85